Exhibit 99.2

SUMMIT NETWORKS INC.

Unaudited Pro Forma Combined Financial Statements

i

SUMMIT NETWORKS INC.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On January 20, 2021, Beijing Asian League Wins Technology Co., Ltd (“Beijing ALW”), a wholly foreign-owned enterprise (“WFOE”) in the PRC and a wholly owned subsidiary of Green Energy (HK) Limited, a Hong Kong company that is a wholly-owned subsidiary of Smith Barney Enterprises Limited, a British Virgin Islands company that is a wholly-owned subsidiary of Summit Networks Inc. (the “Company”, “we” “us” or “our”), entered into a series of contractual arrangements, including Equity Pledge Agreement, Exclusive Technology Development, Consulting and Services Agreement, Exclusive Option Agreement, and Irrevocable Power of Attorney (collectively, the “VIE Agreements”) with Hengshui Jingzhen Environmental Company Limited (“Hengshui Jingzhen”, or the “VIE”), whereby Beijing ALW gained control over Hengshui Jingzhen, a P.R. China company, which provides integrated hazardous waste management services, including collecting, transferring, disposing, and recycling of hazardous waste, primarily in Hebei, China.

On January 26, 2021, the Company filed a Current Report on Form 8-K with the Securities and Exchange Commission (“SEC”), announcing the completion of a business combination between the Company and Hengshui Jingzhen, in accordance with the terms of the VIE Agreements. As a result of the transaction, the Company and its subsidiaries gained control over Hengshui Jingzhen through a series of VIE agreements. The acquisition was accounted for as a recapitalization effected by VIE agreements, wherein Hengshui Jingzhen is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

The following unaudited pro forma combined financial statements give effect to the reverse merger transaction (the “Transaction”) between the Company and Hengshui Jingzhen.

SUMMIT NETWORKS INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2020

	Summit Networks Inc. and Subsidiaries	Hengshui Jinzhen Environmental Company Limited and Subsidiary	Notes	Pro Forma Adjustments	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$241,696	$4,333,946			$4,575,642
Accounts receivable	-	5,019,058			5,019,058
Prepaid expenses	4,220	-			4,220
Prepaid VAT		439,393			439,393
Notes receivable	-	664,528			664,528
Advance to suppliers	-	189,653			189,653
Amounts due from related parties	-	1,201,402			1,201,402
Other receivable and current assets	-	136,003			136,003
Total current assets	245,916	11,983,983		-	12,229,899
Property, plant, and equipment, net	-	11,078,316			11,078,316
Intangible assets, net	-	4,034,680			4,034,680
Deferred tax asset	-	232,474			232,474
Total assets	$245,916	$27,329,453		$-	$27,575,369
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	17,029	2,848,818			2,865,847
Deferred revenue	-	3,533,141			3,533,141
Due to related party	518,607	-			518,607
Tax payable	-	234,557			234,557

Other payable and current liabilities	-	393,399			393,399
Total current liabilities	535,636	7,009,915		-	7,545,551
Stockholders’ equity
Common Stock	64,050				64,050
Additional Paid in capital	361,867		{a}	(715,637)	13,143,470
			{b}	13,497,240	-
Paid in capital		13,497,240	{b}	(13,497,240)	-
Accumulated profit (deficit)	(715,637)	6,301,917	{a}	715,637	6,301,917
Accumulated other comprehensive income	-	520,381			520,381
Total stockholders’ equity	(289,720)	20,319,538		-	20,029,818
Total liabilities and stockholders’ equity	$245,916	$27,329,453		$-	$27,575,369

See accompanying notes to unaudited pro forma combined financial statements.

SUMMIT NETWORKS INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED DECEMBER 31, 2020

	Summit Networks Inc. and Subsidiaries	Hengshui Jinzhen Environmental Company Limited and Subsidiary	Notes	Por Forma Adjustments	Por Forma Combined
Revenue	$-	$3,853,136		$-	$3,853,136
Cost of revenue	-	1,436,519			1,436,519
Gross profit	-	2,416,617		-	2,416,617
Selling expense		402,960			402,960
General and administrative expenses	71,854	218,285			290,139
Total operating expenses	71,854	621,245		-	693,099
Income (Loss) from operations	(71,854)	1,795,372		-	1,723,518
Other income, net		42,343			42,343
Interest income	-	5,452			5,452
Income (Loss) before tax	(71,854)	1,843,167		-	1,771,313
Income tax expense		229,004			229,004
Net Income (Loss)	(71,854)	1,614,163		-	1,542,309
Other Comprehensive Income:
Foreign currency translation adjustment	-	803,676			803,676
Comprehensive income (loss)	$(71,854)	$2,417,839		$-	$2,345,985
Net Income (Loss) Per Common Share:
Net income (loss) per common share - basic and diluted	$0.00				$0.02
Weighted average shares outstanding:
Basic and diluted	64,049,990				64,049,990

See accompanying notes to unaudited pro forma combined financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The unaudited pro forma combined balance sheet as of December 31, 2020 combines the historical balance sheet of the Company as of October 31, 2020 and Hengshui Jingzhen as of December 31, 2020 as if the Transactions had occurred on December 31, 2020.

The unaudited pro forma combined statement of comprehensive income for the three months ended December 31, 2020 combine the historical consolidated statement of operations of the Company for the quarter ended October 31, 2020 and the consolidated statement of comprehensive income of Hengshui Jingzhen for the quarter ended December 31, 2020.

The unaudited pro forma combined financial statements have also been adjusted to give effect to pro forma events that are directly attributable to the Transaction, factually supportable and expected to have a continuing impact on the combined results.

The pro forma combined financial statements should be read in conjunction with a reading of the Company’s historical financial statements and accompanying notes of the Company included in the Quarterly Report on Form 10-Q for the three months ended October 31, 2020 and of Hengshui Jingzhen included in this Form 8-K/A for the three months ended December 31, 2020.

The preliminary unaudited pro forma information is presented solely for informational purposes and is not necessarily indicative of the consolidated results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company.

2. Pro Forma Adjustment

The unaudited combined pro forma balance sheet as of December 31, 2020, gives effect to a) the reclassification of Summit Network’s accumulated deficit to paid-in capital as a result of recapitalization as if the merger occurred on December 31, 2020, b) to reclassify Hengshui Jingzhen paid in capital to additional paid in capital.

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